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EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in this Registration Statement on Form S-1 (the "Registration Statement") of CombiMatrix Corporation (the "Company") of our report dated March 17, 2015, relating to our audits of the Company's consolidated financial statements as of December 31, 2014 and 2013, and for each of the years then ended, included in the Company's Annual Report on Form 10-K for the year ended December 31, 2014. We also consent to the reference to us under the heading "Experts" in this Registration Statement.

/s/ HASKELL & WHITE LLP

Irvine, California
December 22, 2015

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  EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM